UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 3, 2017
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IHS MARKIT LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-36495	98-1166311
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

4th Floor, Ropemaker Place
25 Ropemaker Street
London, England
EC2Y 9LY
(Address of principal executive offices and zip code)
+44 20 7260 2000
(Registrant's telephone number, including area code)

Former name or former address, if changed since last report: N/A
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 3, 2017, IHS Markit Ltd. (“IHS Markit”) entered into an agreement (the “February 2017 Amendment”) with Todd S. Hyatt, Executive Vice President and Chief Financial Officer, which amended his letter agreement dated July 8, 2016 (the “July 2016 Amendment”) and his letter agreement dated October 31, 2013 (the “October 2013 Agreement”).

Pursuant to the February 2017 Amendment, Mr. Hyatt is no longer eligible to receive any severance payments or benefits upon his providing written notice, during the 6-month period commencing July 12, 2018, of his intention to terminate his employment for any reason. Mr. Hyatt will also no longer be eligible to receive the severance payments and benefits to which he had been entitled under the July 2016 Amendment and October 2013 Agreement under the circumstances specified in those agreements.

In addition, pursuant to the February 2017 Amendment, in the event Mr. Hyatt retires from IHS Markit after he reaches the age of 60 (in July 2020), he will be eligible to receive (i) continuation of health and welfare benefits for 24 months following termination of employment and (ii) continued vesting post-termination of all unvested restricted share units and other equity awards granted to him in accordance with their terms, provided that Mr. Hyatt was an employee of IHS Markit for six months following the grant of such awards, he does not engage in any activity in competition with IHS Markit at any time following his termination of employment during the full vesting period of such awards, and he executes a release in favor of IHS Markit. Upon a termination without cause or resignation for “good reason” at any time after February 1, 2017, any unvested portion of the 126,746 restricted share units granted to Mr. Hyatt on February 1, 2017 will vest in full on the date of such termination, provided that, upon the request of IHS Markit, Mr. Hyatt executes a release in favor of IHS Markit.

The foregoing description of the February 2017 Amendment with Mr. Hyatt does not purport to be complete and is qualified in its entirety by reference to the complete agreement, a copy of which will be filed as an exhibit to our next periodic filing with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IHS MARKIT LTD.

Date: February 8, 2017	By:	/s/ Sari Granat
Sari Granat
Executive Vice President and General Counsel